Exhibit 99.2

Time Warner Cable Separation May 21, 2008

Caution Concerning Forward Looking Statements and Non-GAAP Financial Measures Today's presentation includes forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the benefits to Time Warner and Time Warner Cable of the separation and each company's capital structure following the separation. These statements are based on the current expectations or beliefs of the management of both companies, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements depending on whether the separation is consummated in the manner contemplated, or at all, as well as due to changes in economic, business, competitive, technological, strategic or regulatory factors, and factors affecting the operations of the businesses of Time Warner and Time Warner Cable. More detailed information about these factors may be found in filings by Time Warner and Time Warner Cable with the SEC, including their most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q in the sections entitled "Caution Concerning Forward-Looking Statements" and "Risk Factors." Time Warner and Time Warner Cable are under no obligation to, and expressly disclaim any such obligation to, update or alter their forward-looking statements, whether as a result of new information, future events or otherwise. Today's presentation also includes certain non-GAAP financial measures. Please note that schedules setting out the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, as applicable, are posted on Time Warner's and Time Warner Cable's Web sites, as applicable, at www.timewarner.com/investors and www.timewarnercable.com/investors, respectively.

Agenda Jeffrey L. Bewkes President and Chief Executive Officer, Time Warner Inc. Glenn A. Britt President and Chief Executive Officer, Time Warner Cable Inc. John K. Martin EVP and Chief Financial Officer, Time Warner Inc. Robert D. Marcus Senior EVP and Chief Financial Officer, Time Warner Cable Inc.

Transaction Rationale Increases long-term strategic, financial and operational flexibility Yields more efficient capital structures, while retaining solid investment grade ratings at each company Provides investors greater choice by offering content-focused TWX stock Returns significant capital to TWC stockholders, meaningfully increases its public float and simplifies its capital structure

Transaction Overview Time Warner ("TWX") will distribute its shareholdings in Time Warner Cable ("TWC") to TWX stockholders in a tax-efficient separation transaction TWX will exchange its ~12% interest in TW NY Cable Holding Inc. ("TW NY") for 80 million newly-issued TWC Class A Common Shares (resulting in common stock ownership of 85.2%) TWX will convert its high-vote TWC Class B Common Shares into TWC Common Shares on a one-for-one basis TWC will pay a $10.9 billion ($10.27 / share) one-time dividend to its stockholders just prior to the separation TWX will distribute 100% of its TWC holdings to its stockholders via a spin-off distribution, split-off exchange or a combination of both Exchange/ Recapitalization Dividend Distribution

Other Transaction Points Additional Tax Considerations Dividend from Time Warner Cable expected to be tax-free to Time Warner Required Approvals IRS ruling, FCC approvals and franchise approvals Timing Closing is anticipated by year end 2008

Pro Forma* Capital Structures ($ in billions) 3/31/08 Net Debt ** and Pref. Equity *** TWC TWX $13.3 $34.9 TWC Special Dividend 10.9 (9.3) Pro forma 3/31/08 Net Debt ** and Pref. Equity *** $24.2 $12.3 Expected Pro forma YE 2008 leverage ratio 3.7x - 3.8x ~1.6x * Pro forma information reflects the transactions as though they occurred on March 31, 2008. ** Net debt defined as total debt, less cash and equivalents. *** Preferred equity represents mandatorily redeemable preferred membership units issued by a subsidiary of TWC in connection with the financing of the acquisition of certain assets of Adelphia Communications Corporation. Deconsolidation of TWC - (13.3)

Time Warner Cable Financing and Capital Structure Considerations Financing: ~$2.0 billion from existing revolver and $9.0 billion two-year bridge financing from a syndicate of banks $3.5 billion Time Warner supplemental loan commitment for two subsequent years after maturity of bridge financing Time Warner Cable remains committed to maintaining solid investment- grade ratings Strong OIBDA and Free Cash Flow growth enables rapid de-leveraging Sufficient committed liquidity post-dividend Dividend reduces cost of capital

Time Warner Cable Separation May 21, 2008